Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for First Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--June 3, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its first quarter fiscal 2017 financial results after market close on Wednesday, June 29, 2016, followed by a conference call at 4:00 p.m. Central Time that day. The call will be hosted by Alex Smith, President and Chief Executive Officer, and Jeff Boyer, Executive Vice President and Chief Financial Officer.

The call can be accessed through the Company’s website at Pier1.com by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 22684874.

A replay of the conference call will be available after 7:30 p.m. Central Time on June 29, 2016, for a 24-hour period, and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406, using conference ID number 22684874.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on Pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Investor Relations Contact:
Bryan Hanley, 817-252-6083